Exhibit 10.6

SCHEDULE OF NAMED EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE FORM OF INDEMNIFICATION AGREEMENT AS SET FORTH IN EXHIBIT 10.5
NAME
Judith L. Bacchus
Franklin Cardenas
Sanjay Chowbey
Michelle R. Keating
Carlonda R. Reilly
Patrick S. Watson